EXHIBIT 99.1

INDEX TO BEACH BANK
FINANCIAL STATEMENTS

September 30, 2006 and 2005

and

December 31, 2005 and 2004

Exhibit 99.1 - Page 1

BEACH BANK

BALANCE SHEETS

September 30, 2006 and December 31, 2005

	September 30, 2006	December 31, 2005
ASSETS	(Unaudited)
Cash and due from banks	$1,972,021	$1,975,777
Interest-bearing deposits with banks	121,198	161,277
Federal funds sold	24,384,000	—
TOTAL CASH AND CASH EQUIVALENTS	26,477,219	2,137,054
Securities available for sale	500,200	507,400
Securities held to maturity	24,509,332	33,153,043
Loans, net	73,021,699	81,397,239
Premises and equipment, net	1,232,827	1,511,106
Federal Home Loan Bank stock, at cost	240,500	242,000
Accrued interest receivable	640,707	662,595
Other assets	440,106	409,538
TOTAL ASSETS	$127,062,590	$120,019,975
LIABILITIES AND STOCKHOLDERS’ EQUITY
DEPOSITS:
Noninterest-bearing demand accounts	$18,218,721	$21,060,777
Savings, NOW and money-market accounts	20,492,295	26,599,490
Time deposits	77,389,730	53,224,967
TOTAL DEPOSITS	116,100,746	100,885,234
Federal funds purchased	—	2,600,000
Securities sold under agreements to repurchase	1,198,421	6,356,515
Federal Home Loan Bank advances	—	—
Accrued interest payable	145,213	72,151
Other liabilities	488,057	374,516
TOTAL LIABILITIES	117,932,437	110,288,416
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock $1 par value; 10,000,000 shares authorized, 6,039,422 shares issued and outstanding in 2006 and 2005, respectively	6,039,422	6,039,422
Additional paid-in capital	7,051,910	7,051,910
Accumulated deficit	(3,961,379)	(3,367,173)
Accumulated other comprehensive income	200	7,400
TOTAL STOCKHOLDERS’ EQUITY	9,130,153	9,731,559
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$127,062,590	$120,019,975

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1 - Page 2

BEACH BANK

STATEMENTS OF OPERATIONS

For the Three and Nine-Months Ended September 30, 2006 and 2005

(Unaudited)

	Three months ended September 30,		Nine-months ended September 30,
	2006	2005	2006	2005
INTEREST INCOME:
Loans	$1,392,194	$1,466,895	$4,197,324	$4,146,571
Securities	243,267	321,143	792,479	839,133
Federal funds sold	177,742	129,460	420,722	211,172
Other	4,769	3,155	14,621	12,183
TOTAL INTEREST INCOME	1,817,972	1,920,653	5,425,146	5,209,059
INTEREST EXPENSE:
Deposits	771,747	500,388	2,070,598	1,359,003
Securities sold under agreements to repurchase	7,569	17,047	32,049	47,172
Federal funds purchased	—	—	3,297	51,510
TOTAL INTEREST EXPENSE	779,316	517,435	2,105,944	1,457,685
NET INTEREST INCOME	1,038,656	1,403,218	3,319,202	3,751,374
PROVISION FOR LOAN LOSSES	—	182,741	—	267,741
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,038,656	1,220,477	3,319,202	3,483,633
NON-INTEREST INCOME:
Deposit fees and service charges	78,689	169,646	298,548	470,879
Overdraft and uncollected fund fees	2,495	5,119	10,977	15,034
Other	1,172	3,880	5,976	20,240
TOTAL NON-INTEREST INCOME	82,356	178,645	315,501	506,153
NON-INTEREST EXPENSES:
Salaries and employee benefits	533,305	645,569	1,918,355	1,898,807
Occupancy	252,277	262,343	737,935	800,339
Professional services	38,756	788,208	492,353	831,583
Advertising	7,386	9,714	51,929	38,719
Data processing	63,945	54,331	191,170	213,070
Other	252,480	171,885	837,167	1,317,642
TOTAL NON-INTEREST EXPENSES	1,148,149	1,932,050	4,228,909	5,100,160
NET (LOSS) INCOME	$(27,137)	$(532,928)	$(594,206)	$(1,110,374)

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1 - Page 3

BEACH BANK

STATEMENTS OF CASH FLOWS

For the Nine-Months Ended September 30, 2006 and 2005

	Nine-Months Ended September 30,
	2006	2005
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(594,206)	$(1,110,374)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	303,517	246,955
Provision for loan losses	—	267,741
Amortization of premiums on securities held to maturity	243,711	403,866
Decrease (increase) in accrued interest receivable	21,888	(79,056)
(Increase) decrease in other assets	(30,568)	(201,837)
Increase in accrued interest payable	73,062	5,777
Increase in other liabilities	113,541	334,845
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	130,945	(132,083)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of securities held to maturity	—	(8,000,000)
Proceeds from maturities of securities held to maturity	8,400,000	400,000
Net decrease in loans	8,375,540	13,809,658
Net purchases of premises and equipment	(25,238)	(338,692)
Decrease in Federal Home Loan Bank stock	1,500	304,200
NET CASH PROVIDED BY INVESTING ACTIVITIES	16,751,802	6,175,166
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in deposits	15,215,512	12,492,545
Decrease in other borrowings	(7,758,094)	(9,877,152)
Decrease in Federal Home Loan Bank advance	—	(7,500,000)
Proceeds from the issuance of common stock, net of issuance costs	—	1,900,496
NET CASH PROVIDED BY FINANCING ACTIVITIES	7,457,418	(2,984,111)
Increase in cash and cash equivalents	24,340,165	3,058,972
Cash and cash equivalents, beginning of period	2,137,054	1,453,893
Cash and cash equivalents, end of period	$26,477,219	$4,512,865
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$2,032,882	$1,451,908
Noncash transactions –
Accumulated other comprehensive income: net change in unrealized gain on securities available for sale	$(7,200)	$(15,600)

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1 - Page 4

BEACH BANK

NOTES TO FINANCIAL STATEMENTS

September 30, 2006 and December 31, 2005

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Beach Bank (the “Bank”) is a state-chartered commercial bank which provides a variety of financial products and services through its banking office in Miami Beach, Florida. The Bank’s deposit accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”).

On October 5, 2004, the Bank consented to enter into an Order to Cease and Desist (the “Order”) as proposed by the FDIC. The FDIC found during their examination of the Bank that the Bank had deficiencies in violation of statutory requirements in the areas of policies, procedures, Enhanced Due Diligence, Customer Identification Programs, Know Your Customer documentation, Currency Transaction Reporting, Suspicious Activity Reporting, and account monitoring. Such continuing violations may subject the Bank to further sanctions, including significant fines that could result in substantial dissipation of assets and earnings.

The Order required the Bank, among other things, to formulate a three year written strategic plan, prepare and submit to the FDIC a comprehensive budget and earnings forecast, to have and retain qualified management, to maintain a Tier I Leverage Capital ratio of not less than 7%, a Tier I Risk Based Capital Ratio of not less than 10% and a Total Risk Based Capital Ratio of at least 12%, to charge off certain classified assets, to maintain an adequate allowance for loan losses, to reduce classified assets and to adopt sound lending and collection policies. According to the Bank’s management, the requirements of the Order are the result of findings from a May 10, 2004 examination by the FDIC. Bank management feels that at December 31, 2005, the Bank has made significant progress in complying with the requirements of the Order. Any deviations from the requirements of the Order could have significant implications on the ongoing operations of the Bank.

The accounting and reporting policies of the Bank conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. The following summarizes the more significant accounting and reporting policies of the Bank.

Recently Issued Accounting Standards

In February 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“FAS”) No. 155, “Accounting for Hybrid Financial Instruments- an amendment of FASB Statements No. 133 and 140” (“FAS 155”). FAS 155 amends FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”), and No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“FAS 140”). This Statement allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. It also clarifies which interest-only strips and principal-only strips are not subject to the requirements of FAS 133; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives; and, amends FAS 140 to eliminate prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement shall be effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year beginning after September 15, 2006. Management believes this Statement will not have a material effect on the Bank’s financial statements.

In March 2006, the FASB issued FASB Statement No. 156, “Accounting for Servicing of Financial Assets”, (“FAS 156”) which amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”. This Statement addresses the recognition and measurement of separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, and provides an approach to simplify efforts to obtain hedge-like accounting. It also clarifies when an obligation to service financial assets should be separately recognized as a servicing asset or servicing liability and requires that those separately recognized assets or liabilities be initially measured at fair value, if practicable. FAS 156 permits an entity to choose either the amortization method or the fair value method for subsequent measurement and also

Exhibit 99.1 - Page 5

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

September 30, 2006 and December 31, 2005

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

permits a servicer that uses derivative financial instruments to offset risks on servicing to report both the derivative financial instrument and related servicing assets or liability by using a consistent measurement attribute- fair value. This statement shall be effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s first fiscal year beginning after September 15, 2006, with early adoption permitted. Management believes this Statement will not have a material effect on the Bank’s financial statements.

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements”, (“FAS 157”). FAS 157 provides enhanced guidance for using fair value to measure assets and liabilities. The standard also responds to investors’ request for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings and is applicable whenever other standards require (or permit) assets and liabilities to be measured at fair value. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those years. Early adoption is permitted. Management believes this Statement will not have a material effect on the Bank’s financial statements.

In September 2006, the FASB issued FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (as amendment of FASB Statements No. 87, 88, 106 and 132R”, (“FAS 158”) requires an employer to: (a) recognize in its statement of financial position an asset for a plan’s overfunded status or a liability for a plan’s underfunded status; (b) measure a plan’s assets and its obligations that determine its funded status as of he end of the employer’s fiscal year, and; (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur as a component of comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective for financial statements as of the fiscal year ended December 31, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for financial statements issued for fiscal years ending after December 15, 2008. Management believes this Statement will not have a material effect on the Bank’s financial statements.

In June 2006, FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109”, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes” (“FAS 109”). The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This statement is effective for fiscal years beginning after December 15, 2006. Management believes this Statement will not have a material effect on the Bank’s financial statements.

Exhibit 99.1 - Page 6

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

September 30, 2006 and December 31, 2005

NOTE 2 – SECURITIES

Debt and equity securities have been classified according to management’s intention. The carrying amount of securities and their approximate fair values were as follows:

	Amortized Cost	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Fair Values

Securities Available for Sale
At September 30, 2006:
Other Securities	$500,000	$200	$—	$500,200

Securities Available for Sale
At December 31, 2005:
Other Securities	$500,000	7,400	$—	$507,400

Securities Held to Maturity
At September 30, 2006:
U.S. Government agencies	$21,986,716	$—	$(701,449)	$21,285,267
Mortgage-backed securities	1,722,616	—	(59,486)	1,663,130
Other securities	800,000	—	(28,023)	771,977

Total	$24,509,332	$—	$(788,958)	$23,720,374

Securities Held to Maturity:
At December 31, 2005:
U.S. Government agencies	$29,964,443	$—	$(743,393)	$29,221,050
Mortgage-backed securities	1,988,600	56	(58,468)	1,930,188
Other securities	1,200,000	—	(136,040)	1,063,960

Total	$33,153,043	$56	$(937,901)	$32,215,198

Expected maturities of some securities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call prepayment penalties. The scheduled maturities of securities at September 30, 2006 are shown below:

	Available for Sale		Held to Maturity
	Amortized Cost	Fair Values	Amortized Cost	Fair Values

Due in one year or less	$—	$—	$1,000,000	$980,727
Due after one year through five years	—	—	20,805,442	20,127,394
Due after five years through ten years	—	—	2,023,211	1,949,688
Due after ten years	500,000	500,200	680,679	662,565

Total	$500,000	$500,200	$24,509,332	$23,720,374

Securities with an amortized cost of $5,994,109 and $9,954,101 and fair value of $5,850,210 and $9,687,784 at September 30, 2006 and December 31, 2005, respectively, were pledged as collateral to secure securities sold under agreements to repurchase.

Exhibit 99.1 - Page 7

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

September 30, 2006 and December 31, 2005

NOTE 2 – SECURITIES (Continued)

Information pertaining to securities with gross unrealized losses at September 30, 2006, aggregated by investment category and length of time that individual securities have been in a continuous loss position, are as follows:

	Less than Twelve Months		Twelve Months Or More		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Government agencies	$—	$—	$21,285,267	$(701,449)	$21,285,267	$(701,449)
Mortgage-backed Securities	—	—	1,742,772	(69,530)	1,742,772	(69,530)
Other securities	692,335	(17,979)	—	—	692,335	(17,979)
Total	$692,335	$(17,979)	$23,028,039	$(770,979)	$23,720,374	$(788,958)

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than the cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At September 30, 2006, several U.S. government agency securities and several mortgage-backed securities had unrealized losses over twelve months of approximately $23,028,000. Such securities represent approximately 92% of the total investments in marketable equity securities. Although the issuers have shown declines in earnings as a result of the weakened economy, no credit issues have been identified that cause management to believe the declines in market value are other than temporary.

NOTE 3 – LOANS, NET

The components of the loan portfolio are as follows:

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Commercial real estate	$33,846,939	$35,060,468
Commercial	12,631,133	14,833,707
Residential real estate	23,629,810	30,107,631
Construction	2,786,815	1,191,940
Consumer	1,270,306	1,331,385
Other	42,624	146,636
Total loans	$74,207,627	$82,671,767
Less:
Allowance for loan losses	(1,047,748)	(1,103,723)
Net deferred loan fees	(138,180)	(170,805)
Loans, net	$73,021,699	$81,397,239

Exhibit 99.1 - Page 8

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

September 30, 2006 and December 31, 2005

NOTE 3 – LOANS, NET (Continued)

Activity in the allowance for loan losses is summarized as follows:

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Balance, beginning of year	$1,103,723	$846,744
Provision for loan losses	—	325,241
Charge-offs, net of recoveries	(55,975)	(68,262)
Balance, end of year	$1,047,748	$1,103,723

Non-accrual and past due loans still accruing were as follow:

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Non-accruals loans	$489,000	$650,992
Past due ninety days or more but still accruing	—	—
Balance, end of year	$489,000	$650,992

Loans on which the accrual of interest had been discontinued amounted to approximately $489,000 and $651,000 at September 30, 2006 and December 31, 2005, respectively. Interest income attributable to non-accrual loans amounted to $0 and $171,972 at September 30, 2006 and December 31, 2005, respectively. Additional interest income on these loans for the nine months ended September 30, 2006 and for the year ended December 31, 2005 respectively, would have been approximately $39,000 and 30,000 had these loans performed in accordance with their original terms.

The recorded investment in loans that are considered to be impaired totaled approximately $3,949,000 and $1,964,000, at September 30, 2006 and December 31, 2005, respectively, of which approximately $489,000 and $651,000, respectively, were on non-accrual basis. Included in impaired loans are approximately $3,949,000 and $1,964,000 at September 30, 2006 and December 31, 2005, respectively, for which the related allowance for loan losses is approximately $296,000 and $311,000 at September 30, 2006 and December 31, 2005, respectively. The average recorded investment in impaired loans during the year ended

September 30, 2006 and December 31, 2005 was approximately $179,000 and $2,445,000, respectively.

NOTE 4 – STOCK OPTION PLAN

The Bank adopted a stock option plan (the “Plan”) for its directors, officers and employees. Under this plan, the total number of shares which may be issued is 1,027,166. The option exercise price shall not be less than the fair market value at the date of grant. The term of the options cannot exceed ten years and the options vest ratably over a three-year period. The options have terms of 10 years. At September 30, 2006 and December 31, 2005, 342,166 shares remained available for grant. A summary of stock options is as follows:

	Options Outstanding	Weighted Average Option Price Per Share
Balance at December 31, 2004	685,000	$2.06
Granted	—	—
Balance at December 31, 2005	685,000	2.06
Granted	—	—
Balance at September 30, 2006	685,000	$2.06

Exhibit 99.1 - Page 9

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

September 30, 2006 and December 31, 2005

NOTE 4 – STOCK OPTION PLAN (Continued)

The weighted-average remaining contractual life of the options outstanding at September 30, 2006 and December 31, 2005 was 4.72 and 5.22 years, respectively.

The options are exercisable as follows:

Year Ending December 31,	Number of Shares	Weighted Average Option Price Per Share
Currently and through:
December 31, 2005	602,500	$2.00
December 31, 2007	82,500	2.48
	685,000	$2.06

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Litigation

Various legal claims arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Bank’s financial statements.

Off-Balance-Sheet Risk

The Bank is a party to credit-related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, unfunded commitments under lines of credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of /the amount recognized in the balance sheets.

The Bank’s exposure to credit loss is represented by the contractual amount of these commitments. The Bank follows the same policies in making commitments as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Bank, is based on management’s credit evaluation of the customer.

Unfunded commitments under lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments, if deemed necessary.

Exhibit 99.1 - Page 10

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

September 30, 2006 and December 31, 2005

NOTE 5 – COMMITMENTS AND CONTINGENCIES (Continued)

The following off-balance-sheet instruments were outstanding whose contract amounts represent credit risk at September 30, 2006 and December 31, 2005:

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Commitments to extend credit	$—	$580,000
Unfunded commitments under lines of credit	$9,745,900	$13,985,000
Standby letters of credit	$1,281,790	$1,054,000

NOTE 6 – REGULATORY MATTERS

The Bank is limited in the amount of cash dividends that may be paid. The amount of cash dividends that may be paid is based on the Bank’s net earnings of the current year combined with the Bank’s retained earnings of the preceding two years, as defined by state banking regulations. However, for any dividend declaration, the Bank must consider additional factors such as the amount of current period net earnings, asset quality, capital adequacy and economic conditions. It is likely that these factors would further limit the amount of dividend which the Bank could declare. In addition, bank regulators have the authority to prohibit banks from paying dividends if they deem such payment to be an unsafe or unsound practice.

The Bank is subject to various regulatory capital requirements administered by the regulatory authorities. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaking, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of September 30, 2006, that the Bank meets all capital adequacy requirements to which it is subject.

As of September 30, 2006, the most recent notification from Regulatory Authorities categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action provisions of the Federal Deposit Insurance Corporation Rules and Regulations. To be categorized as well capitalized, the Bank must maintain minimum total risk-based Tier 1 risk-based and Tier 1 leverage rations as set forth in the table. There were no conditions or events since the notification that management believes have changed the Bank’s category.

Exhibit 99.1 - Page 11

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

September 30, 2006 and December 31, 2005

NOTE 6 – REGULATORY MATTERS (Continued)

The Bank’s actual capital amounts and percentages are also presented in the table ($ in thousands):

	Actual		Required for Capital Adequacy Purposes		Required to be Categorized as Well Capitalized Under Prompt Corrective Action Provisions		Minimum Established by the FDIC in Accordance with Order
	Amount	%	Amount	%	Amount	%	Amount	%
As of September 30, 2006:
Total Capital to Risk-Weighted Assets	$10,078	13.16%	$6,051	8.00%	$7,564	10.00%	$9,076	12.00%
Tier 1 Capital to Risk-Weighted Assets	9,130	11.91	3,029	4.00	4,544	6.00	7,574	10.00
Tier 1 Capital to Average Assets	9,130	7.83	3,331	4.00	5,552	5.00	7,773	7.00
As of December 31, 2005:
Total Capital to Risk-Weighted Assets	$10,740	13.35%	$6,435	8.00%	$8,044	10.00%	$9,652	12.00%
Tier 1 Capital to Risk-Weighted Assets	9,724	12.09	3,217	4.00	4,826	6.00	8,044	10.00
Tier 1 Capital to Average Assets	9,724	8.25	3,538	3.00	5,896	5.00	8,255	7.00

Exhibit 99.1 - Page 12

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors

Beach Bank

We have audited the accompanying balance sheets of Beach Bank (the “Bank”) as of December 31, 2005 and 2004, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beach Bank as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

As discussed in Note 1 to the financial statements, due to the results of a regulatory examination as of October 5, 2004, the Bank consented to enter into an Order to Cease and Desist as proposed by the Federal Deposit Insurance Corporation. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MORRISON, BROWN, ARGIZ & FARRA, LLP

Morrison, Brown, Argiz & Farra, LLP

Miami, Florida

February 3, 2006

Exhibit 99.1 - Page 13

BEACH BANK

BALANCE SHEETS

December 31, 2005 and 2004

	2005	2004
ASSETS
Cash and due from banks	$1,975,777	$1,269,543
Interest-bearing deposits with banks	161,277	184,350
TOTAL CASH AND CASH EQUIVALENTS	2,137,054	1,453,893
Securities available for sale	507,400	529,600
Securities held to maturity	33,153,043	26,035,667
Loans, net	81,397,239	89,269,526
Premises and equipment, net	1,511,106	1,281,969
Federal Home Loan Bank stock, at cost	242,000	546,200
Accrued interest receivable	662,595	537,071
Other assets	409,538	1,035,830
TOTAL ASSETS	$120,019,975	$120,689,756
LIABILITIES AND STOCKHOLDERS’ EQUITY
DEPOSITS:
Noninterest-bearing demand accounts	$21,060,777	$21,331,190
Savings, NOW and money-market accounts	26,599,490	27,260,495
Time deposits	53,224,967	40,611,204
TOTAL DEPOSITS	100,885,234	89,202,889
Federal funds purchased	2,600,000	5,900,000
Securities sold under agreements to repurchase	6,356,515	7,651,105
Federal Home Loan Bank advances	—	7,500,000
Accrued interest payable	72,151	46,590
Other liabilities	374,516	389,258
TOTAL LIABILITIES	110,288,416	110,689,842
COMMITMENTS AND CONTINGENCIES (NOTE 10)
STOCKHOLDERS’ EQUITY:
Common stock$1 par value; 10,000,000 shares authorized, 6,039,422 and 5,395,834 shares issued and outstanding in 2005 and 2004, respectively	6,039,422	5,395,834
Additional paid-in capital	7,051,910	5,795,002
Accumulated deficit	(3,367,173)	(1,220,522)
Accumulated other comprehensive income	7,400	29,600
TOTAL STOCKHOLDERS’ EQUITY	9,731,559	9,999,914
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$120,019,975	$120,689,756

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1 - Page 14

BEACH BANK

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2005 and 2004

	2005	2004
INTEREST INCOME:
Loans	$5,535,651	$4,397,651
Securities	1,159,543	1,162,721
Federal funds sold	218,240	41,760
Other	15,108	10,454
TOTAL INTEREST INCOME	6,928,542	5,612,586
INTEREST EXPENSE:
Deposits	1,850,775	1,361,105
Securities sold under agreements to repurchase	66,570	154,763
Federal funds purchased	63,949	116,402
TOTAL INTEREST EXPENSE	1,981,294	1,632,270
NET INTEREST INCOME	4,947,248	3,980,316
PROVISION FOR LOAN LOSSES	325,241	379,240
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,622,007	3,601,076
NON-INTEREST INCOME:
Deposit fees and service charges	554,312	995,749
Overdraft and uncollected fund fees	11,593	632,521
Other	64,865	374,238
TOTAL NON-INTEREST INCOME	630,770	2,002,508
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,558,498	2,351,536
Occupancy	946,606	783,764
Professional services	328,792	82,987
Advertising	64,244	252,420
Data processing	276,329	350,478
Loss on sale of fixed assets	10,790	—
Other	779,905	1,218,614
TOTAL NON-INTEREST EXPENSES	4,965,164	5,039,799
INCOME BEFORE EXPENSES RESULTING FROM ORDER AND NONRECURRING EXPENSES	287,613	563,785
EXPENSES RESULTING FROM ORDER	1,964,064	133,864
NONRECURRING EXPENSES	470,200	60,015
NET (LOSS) INCOME	$(2,146,651)	$369,906

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1 - Page 15

BEACH BANK

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2005 and 2004

	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Compre- hensive Income	Total
Balances at January 1, 2004	$5,135,834	$5,435,002	$(1,590,428)	$—	$8,980,408
COMPREHENSIVE INCOME:
Net income	—	—	369,906	—	369,906
Change in net unrealized gain on securities available for sale	—	—	—	29,600	29,600
TOTAL COMPREHENSIVE INCOME					399,506
Proceeds from exercise of 60,000 shares of stock options	60,000	60,000	—	—	120,000
Proceeds from issuance of 200,000 common shares	200,000	300,000	—	—	500,000
Balances at December 31, 2004	5,395,834	5,795,002	(1,220,522)	29,600	9,999,914
COMPREHENSIVE LOSS:
Net loss	—	—	(2,146,651)	—	(2,146,651)
Change in net unrealized gain on securities available for sale	—	—	—	(22,200)	(22,200)
TOTAL COMPREHENSIVE LOSS					(2,168,851)
Proceeds from issuance of 643,588 common shares, net of issuance cost $30,269	643,588	1,256,908	—	—	1,900,496
Balances at December 31, 2005	$6,039,422	$7,051,910	$(3,367,173)	$7,400	$9,731,559

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1 - Page 16

BEACH BANK

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2005 and 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(2,146,651)	$309,609
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	314,183	279,809
Provision for loan losses	325,241	379,240
Amortization of premiums on securities held to maturity	15,333	57,474
Loss on sale of fixed assets	10,790	—
Increase in accrued interest receivable	(125,524)	(80,432)
Decrease (increase) in other assets	626,292	(227,103)
Increase in accrued interest payable	25,561	5,995
(Decrease) increase in other liabilities	(14,742)	122,414
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(969,517)	907,303
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in interest-bearing deposits with banks	—	100,000
Purchase of securities held to maturity	(8,000,000)	(9,000,000)
Proceeds from calls of securities held to maturity	—	11,000,000
Proceeds from paydowns of securities held to maturity	867,291	1,948,302
Net decrease (increase) in loans	7,547,046	(28,280,114)
Net purchases of premises and equipment	(554,110)	(777,321)
Decrease (increase) in Federal Home Loan Bank stock	304,200	(435,800)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	164,427	(25,444,933)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in deposits	11,682,345	5,242,970
(Decrease) increase in other borrowings	(4,594,590)	2,588,291
(Decrease) increase in Federal Home Loan Bank advance	(7,500,000)	7,500,000
Proceeds from the issuance of common stock	1,900,496	500,000
Proceeds from exercise of stock options	—	120,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,488,251	15,951,261
Increase (decrease) in cash and cash equivalents	683,161	(8,586,369)
Cash and cash equivalents, beginning of year	1,453,893	10,040,262
Cash and cash equivalents, end of year	$2,137,054	$1,453,893
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$1,955,733	$1,626,275
Noncash transactions –
Accumulated other comprehensive income: net change in unrealized gain on securities available for sale	$(22,200)	$29,600

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1 - Page 17

BEACH BANK

NOTES TO FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Beach Bank (the “Bank”) is a state-chartered commercial bank which provides a variety of financial products and services through its banking office in Miami Beach, Florida. The Bank’s deposit accounts are insured by the Federal Deposit Insurance Corporation  (“FDIC”).

On October 5, 2004, the Bank consented to enter into an Order to Cease and Desist (the “Order”) as proposed by the FDIC. The FDIC found during their examination of the Bank that the Bank had deficiencies in violation of statutory requirements in the areas of policies, procedures, Enhanced Due Diligence, Customer Identification Programs, Know Your Customer documentation, Currency Transaction Reporting, Suspicious Activity Reporting, and account monitoring. Such continuing violations may subject the Bank to further sanctions, including significant fines that could result in substantial dissipation of assets and earnings.

The Order required the Bank, among other things, to formulate a three year written strategic plan, prepare and submit to the FDIC a comprehensive budget and earnings forecast, to have and retain qualified management, to maintain a Tier I Leverage Capital ratio of not less than 7%, a Tier I Risk Based Capital Ratio of not less than 10% and a Total Risk Based Capital Ratio of at least 12%, to charge off certain classified assets, to maintain an adequate allowance for loan losses, to reduce classified assets and to adopt sound lending and collection policies. According to the Bank’s management, the requirements of the Order are the result of findings from a May 10, 2004 examination by the FDIC. Bank management feels that at December 31, 2005, the Bank has made significant progress in complying with the requirements of the Order. Any deviations from the requirements of the Order could have significant implications on the ongoing operations of the Bank.

The accounting and reporting policies of the Bank conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. The following summarizes the more significant accounting and reporting policies of the Bank.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheets and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents include cash and balances due from banks and interest-bearing deposits with banks, all of which mature within ninety days.

The Bank is required to maintain cash reserves in the form of vault cash or in noninterest-earning accounts with the Federal Reserve Bank or other qualified banks. These reserve requirements at December 31, 2005 and 2004 were approximately $560,000 and $549,000, respectively.

Securities

The Bank classifies its securities as either held to maturity or available for sale. Held to maturity securities are those which the Bank has the positive intent and ability to hold to maturity and are reported at amortized cost. Available for sale securities consist of securities not classified as trading securities nor as held to maturity securities. Unrealized holding gains and losses, on available for sale securities, are excluded from earnings and reported in other comprehensive income on the balance sheet. Gains and losses on the sale of available for sale securities are recorded on the trade date and are determined using the specific-identification method. Premiums and discounts on securities available for sale and held to maturity are recognized in interest income using the interest method over the period to maturity.

Exhibit 99.1 - Page 18

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

A decline in the market value of any available for sale or held to maturity security below cost that is deemed to be other-than-temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other-than-temporary, the Bank considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year-end, and forecasted performance of the investee.

Premises and Equipment

Leasehold improvements and furniture and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using both the straight-line method and accelerated methods over the estimated lives of the related assets or the lease term, which ranges from 5 to 20 years. Leasehold improvements are amortized over the remaining term of the applicable leases or their useful lives, which ever is shorter.

Maintenance and repairs are charged to expense as incurred; improvements and betterments are capitalized. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are credited or charged to income.

Income Taxes

The stockholders of the Bank have elected for the Bank to be treated as an S-Corporation. For Federal and state income tax purposes all items of income and expense flow through to its stockholders, therefore, no provision for income taxes has been reflected in the financial statements.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

Loan origination fees are deferred and certain direct origination costs are capitalized; both recognized as an adjustment of the yield of the related loan.

The accrual of interest on loans is discontinued at the time the loan is ninety days delinquent unless the loan is well collateralized and in process of collection. In all cases, loans are placed on non-accrual status or are charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on non-accrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

Exhibit 99.1 - Page 19

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This valuation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable the Bank will be unable to collect the scheduled payments of principal or interest when due. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and commercial real estate loans by either the present value or expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

Off-Balance-Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of unfunded loan commitments, standby letters of credit and unfunded lines of credit. Such financial instruments are recorded in the financial statements when they are funded.

Transfer of Financial Assets

Transfer of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Impairment of Long-Lived Assets

In accordance with Financial Accounting Standards Board (“FASB”) Statement 144, long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

Exhibit 99.1 - Page 20

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interest Rate Risk

The Bank’s performance is dependent to a large extent on its net interest income, which is the difference between income on interest-earning assets and its interest expense on interest-bearing liabilities. The Bank, like most financial institutions, is affected by changes in general interest rate levels and by other economic factors beyond its control. Interest rate risk arises from mismatches between the dollar amount of repricing or maturing assets and liabilities (the interest rate sensitivity gap), and more liabilities repricing or maturing than assets over a given time frame is considered liability-sensitive, or a negative gap. An asset-sensitive position will generally enhance earnings in a rising interest rate environment and will negatively impact earnings in a falling interest rate environment, while a liability-sensitive position will generally enhance earnings in a falling interest rate environment and negatively impact earnings in a rising interest rate environment. Fluctuations in interest rates are not predictable or controllable. The Bank has attempted to structure its asset and liability management strategies to mitigate the impact of net interest income resulting from changes in market interest rates.

Stock-Based Compensation

Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, (as amended by SFAS 148, Accounting for Stock-Based Compensation Transition and Disclosure) (collectively, “SFAS No. 123”) encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (“APB No. 25”) whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Bank’s stock option plan have no intrinsic value at the grant date, and under APB No. 25 no compensation cost is recognized for them. The Bank has elected to continue with the accounting methodology in APB No. 25 and, as a result, has provided proforma disclosures of net earnings and other disclosures, as if the fair valued based method of accounting had been applied.

The following table illustrates the effect on net (loss) income if the Bank had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

	2005	2004
Net (loss) income, as reported	$(2,146,651)	$369,906
Deduct: Total stock-based employee compensation expense determined under the fair value based method for all awards	(23,006)	(11,902)
Pro forma net (loss) income	$(2,169,657)	$358,004

During 2005, there were no stock options granted. The per share weighted average fair value of stock options granted during 2004 was $1.12 on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions:

Expected dividend yield	0.00%
Expected volatility	0.00%
Risk free interest rate	3.71%
Expected life	10 years

Exhibit 99.1 - Page 21

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net earnings. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net earnings, are components of comprehensive income.

Fair Values of Financial Instruments

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates, using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Certain financial instruments and all nonfinancial instruments are excluded from these disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank. The following methods and assumptions were used by the Bank in estimating fair values of financial instruments:

Cash and Cash Equivalents

For these short-term instruments, the carrying amounts is a reasonable estimate of fair value.

Securities

Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying value of Federal Home Loan Bank stock approximates fair value. (See Note 2)

Loans

For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed-rate mortgage (e.g. one-to-four family residential), commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for nonperforming loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

Accrued Interest Receivable and Payable

The carrying amounts of accrued interest receivable and payable represent their values given their short term maturities.

Deposits

The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated expected monthly maturities of time deposits.

Other Borrowings

The carrying amounts of other borrowings approximate their fair values. Fair values of advances from Federal Home Loan Bank are estimated using discounted cash flow analysis based on the Bank’s current incremental borrowing rates for similar types of borrowings.

Exhibit 99.1 - Page 22

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Off-Balance-Sheet Instruments

Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The estimated fair values for off-balance-sheet stand by letters of credit are considered nominal.

Guarantor’s Accounting and Disclosure Requirement for Guarantees

In November 2002, the Financial Accounting Standards Board (FASB) issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an Interpretation of FASB Statements No. 5, 57, and 107 and a rescission of FASB Interpretation No. 34.

The interpretation elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under guarantees issued, which includes standby letters of credit performance guarantees, and direct or indirect guarantees of the indebtedness of others, but not guarantees of funding. The interpretation also clarifies that a guarantor is required to recognize at inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee, and requires disclosure about the maximum potential payments that might be required. The initial recognition and measurement provisions of the Interpretation are applicable to guarantees issued or modified after December 31, 2002. As of December 31, 2005 and 2004, the premium or fees received or receivable from the standby letters of credit issued by the Bank does not have a material effect on the Bank’s financial statements.

Recently Issued Accounting Standards

In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. The Bank applies FIN 46R to variable interests in VIEs created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, the Interpretation is applicable no later than the beginning of the first annual reporting period beginning after December 15, 2004. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. The adoption of FIN 46R did not have an affect on the Bank financial statements.

Statement of Position (“SOP”) 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer, addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor’s initial investment in loans or debt securities acquired in a transfer if those differences are attributable, at least in part, to credit quality. It includes loans acquired in purchase business combinations and applies to all nongovernmental entities, including not-for-profit organizations. This SOP does not apply to loans originated by the entity. SOP 03-3 prohibits “carrying over” or creating valuation allowances in the initial accounting of all loans acquired in a transfer that are within the scope of this SOP. The prohibition of the valuation allowance carryover applies to the purchase of an individual loan, a pool of loans, a group of loans, and loans acquired in a purchase business combination. This SOP is effective for loans acquired in fiscal years beginning after December 15, 2004. SOP 03-3 did not have an effect on the Bank’s financial statements.

Exhibit 99.1 - Page 23

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The FASB has issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), Share-Based Payment. The new FASB rule requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123R represents the culmination of a two-year effort to respond to requests from investors and many others that the FASB improve the accounting for share-based payment arrangements with employees. For nonpublic entities, SFAS No. 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005.

Management is in the process of determining the effect of adopting SFAS No 123R on the Bank’s financial statements.

In May 2005, the FASB issued FASB Statement No. 154, Accounting Changes and Error Corrections. Statement 154 establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to a newly adopted accounting principle. This statement will be effective for the Bank for all accounting changes and any error corrections occurring after January 1, 2006.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

NOTE 2 – SECURITIES

Debt and equity securities have been classified according to management’s intention. The carrying amount of securities and their approximate fair values were as follows:

	Amortized Cost	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Fair Values
Securities Available for Sale
At December 31, 2005:
Other Securities	$500,000	$7,400	$—	$507,400
Securities Available for Sale
At December 31, 2004:
Other Securities	$500,000	$29,600	$—	$529,600
Securities Held to Maturity
At December 31, 2005:
U.S. Government agencies	$29,964,443	—	(743,393)	29,221,050
Mortgage-backed securities	1,988,600	56	(58,468)	1,930,188
Other securities	1,200,000	—	(136,040)	1,063,960
Total	$33,153,043	$56	$(937,901)	$32,215,198
Securities Held to Maturity:
At December 31, 2004:
U.S. Government agencies	$21,974,685	$13,042	$(341,627)	$21,646,100
Mortgage-backed securities	2,460,982	1,981	(18,046)	2,444,917
Other securities	1,600,000	4,200	(18,640)	1,585,560
Total	$26,035,667	$19,223	$(378,313)	$25,676,577

Exhibit 99.1 - Page 24

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 2 – SECURITIES (Continued)

Expected maturities of some securities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call prepayment penalties. The scheduled maturities of securities at December 31, 2005 are shown below:

	Available for Sale		Held to Maturity
	Amortized Cost	Fair Values	Amortized Cost	Fair Values
Due in one year or less	$—	$—	$8,385,630	$8,359,280
Due after one year through five years	—	—	17,966,899	17,207,805
Due after five years through ten years	—	—	6,024,121	5,871,854
Due after ten years	500,000	507,400	776,393	776,259
Total	$500,000	$507,400	$33,153,043	$32,215,198

Securities with an amortized cost of $9,954,101 and $9,000,000 and fair value of $9,687,784 and $8,926,500 at December 31, 2005 and 2004, respectively, were pledged as collateral to secure securities sold under agreements to repurchase.

Information pertaining to securities with gross unrealized losses at December 31, 2005, aggregated by investment category and length of time that individual securities have been in a continuous loss position, are as follows:

	Less than Twelve Months		Twelve Months or More		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Government agencies	$11,885,700	$(86,113)	$17,335,350	$(657,280)	$29,221,050	$(743,393)
Mortgage-backed Securities	756,259	(20,134)	1,139,375	(38,333)	1,895,634	(58,467)
Other securities	387,480	(12,520)	676,480	(123,521)	1,063,960	(136,041)
Total	$13,029,439	$(118,767)	$19,151,205	$(819,134)	$32,180,644	$(937,901)

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than the cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2005, several U.S. government agency securities and one mortgage-backed security had unrealized losses over twelve months of approximately $819,000. Such securities represent approximately 57% of the total investments in marketable equity securities. Although the issuers have shown declines in earnings as a result of the weakened economy, no credit issues have been identified that cause management to believe the declines in market value are other than temporary.

Exhibit 99.1 - Page 25

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 3 – LOANS, NET

The components of the loan portfolio are as follows at December 31:

	2005	2004
Commercial real estate	$35,060,468	$33,507,995
Commercial	14,833,707	20,743,463
Residential real estate	30,107,631	31,437,910
Construction	1,191,940	2,640,954
Consumer	1,331,385	1,998,035
Other	146,636	50,954
Total loans	82,671,767	90,379,311
Less:
Allowance for loan losses	(1,103,723)	(846,744)
Net deferred loan fees	(170,805)	(263,041)
Loans, net	$81,397,239	$89,269,526

Activity in the allowance for loan losses is summarized as follows:

	2005	2004
Balance, beginning of year	$846,744	$486,696
Provision for loan losses	325,241	379,240
Charge-offs	(68,262)	(19,192)
Balance, end of year	$1,103,723	$846,744

Non-accrual and past due loans still accruing at December 31 were as follow:

	2005	2004
Non-accruals loans	$650,992	$734,470
Past due ninety days or more but still accruing	—	824,505
Balance, end of year	$650,992	$1,558,975

Loans on which the accrual of interest had been discontinued amounted to approximately $651,000 and 734,000 at December 31, 2005 and 2004, respectively. Interest income attributable to non-accrual loans amounted to $171,972 and $0 at December 31, 2005 and 2004, respectively. Additional interest income on these loans for 2005 and 2004 respectively, would have been approximately $30,000 and 85,000 had these loans performed in accordance with their original terms.

The recorded investment in loans that are considered to be impaired totaled approximately $1,964,000 and 813,000, at December 31, 2005 and 2004, respectively, of which approximately $651,000 and 734,000, respectively, were on non-accrual basis. Included in impaired loans are approximately $1,964,000 and 813,000 at December 31, 2005 and 2004, respectively, for which the related allowance for loan losses is approximately $311,000 and $406,000 at December 31, 2005 and 2004, respectively. The average recorded investment in impaired loans during the year ended December 31, 2005 and 2004 was approximately $2,445,000 and $320,000, respectively.

Exhibit 99.1 - Page 26

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 4 – PREMISES AND EQUIPMENT, NET

Premises and equipment, net are summarized at December 31 as follows:

	2005	2004
Leasehold improvements	$1,220,344	$858,519
Furniture and equipment	1,388,558	1,180,720
	2,608,902	2,039,239
Less: accumulated depreciation and amortization	1,097,796	757,270
	$1,511,106	$1,281,969

Depreciation and amortization of premises and equipment, net amounted to $314,183 and $279,809 for the years ended December 31, 2005 and 2004, respectively.

NOTE 5 – DEPOSITS

Time deposits, issued in denominations of $100,000 or more, amounted to $39,856,926 and $30,387,477 at December 31, 2005 and 2004, respectively.

Time deposits at December 31, 2005 mature as follows:

Three months or less	$30,686,965
Between three months and one year	20,424,115
Between one and three years	1,831,983
Beyond three years	281,904
$53,224,967

NOTE 6 – FEDERAL FUNDS PURCHASED AND FEDERAL HOME LOAN BANK ADVANCES

The following table sets forth certain information pertaining to federal funds purchased and Federal Home Loan Bank advances at December 31:

	2005	2004
Federal Funds Purchased:
Balances outstanding, at end of year	$2,600,000	$5,900,000
Maximum amount outstanding at any month-end during the year	$2,600,000	$5,900,000
Average balance outstanding during the year	$2,157,033	$1,295,615
Weighted average interest rate for the year	2.96%	2.16%

	2005	2004
Federal Home Loan Bank Advances:
Balances outstanding, at end of year	$—	$7,500,000
Maximum amount outstanding at any month-end during the year	$7,500,000	$7,500,000
Average balance outstanding during the year	$1,138,356	$5,061,475
Weighted average interest rate for the year	2.80%	1.71%

Exhibit 99.1 - Page 27

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 7 – SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

The following table sets forth certain information pertaining to securities sold under agreements to repurchase at December 31:

	2005	2004
Balances outstanding, at end of year	$6,356,515	$7,651,105
Carrying value of securities pledged for repurchase agreements (fair value, approximately $9,688,000 and 8,927,000 for 2005 and 2004, respectively)	$9,954,101	$9,000,000
Maximum amount outstanding at any month-end during the year	$6,356,515	$16,813,291
Average balance outstanding during the year	$4,344,930	$10,962,089
Weighted average interest rate for the year	1.53%	1.41%

NOTE 8 – EXPENSES RESULTING FROM ORDER AND NONRECURRING EXPENSES

Expenses resulting from order are summarized as follows for the years ended December 31:

	2005	2004
Salaries and employee benefits	$8,905	$—
Professional services	1,630,073	37,140
Other	325,086	96,724
	$1,964,064	$133,864

Nonrecurring expenses for the years ended December 31, 2005 and 2004 consisted of the following:

	2005	2004
Salaries and employee benefits	$10,000	$—
Professional services	140,671	19,527
Other	319,529	40,488
	$470,200	$60,015

NOTE 9 – STOCK OPTION PLAN

The Bank adopted a stock option plan (the “Plan”) for its directors, officers and employees. Under this plan, the total number of shares which may be issued is 1,027,166. The option exercise price shall not be less than the fair market value at the date of grant. The term of the options cannot exceed ten years and the options vest ratably over a three-year period. The options have terms of 10 years. At December 31, 2005 and 2004, 342,166 shares remained available for grant. A summary of stock options is as follows:

	Options Outstanding	Weighted Average Option Price Per Share
Balance at December 31, 2003	755,525	$2.00
Granted	152,846	2.26
Forfeited	(163,371)	2.00
Exercised	(60,000)	2.00
Balance at December 31, 2004	685,000	$2.06
Granted	—	—
Balance at December 31, 2005	685,000	$2.06

Exhibit 99.1 - Page 28

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 9 – STOCK OPTION PLAN (Continued)

The weighted-average remaining contractual life of the options outstanding at December 31, 2005 and 2004 was 5.22 and 6.22 years, respectively.

The options are exercisable as follows:

	Number of Shares	Weighted Average Option Price Per Share
Year Ending December 31,
Currently and through:
December 31, 2005	602,500	$2.00
December 31, 2007	82,500	2.48
	685,000	$2.06

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Litigation

Various legal claims arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Bank’s financial statements.

Off-Balance-Sheet Risk

The Bank is a party to credit-related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, unfunded commitments under lines of credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of /the amount recognized in the balance sheets.

The Bank’s exposure to credit loss is represented by the contractual amount of these commitments. The Bank follows the same policies in making commitments as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Bank, is based on management’s credit evaluation of the customer.

Unfunded commitments under lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments, if deemed necessary.

Exhibit 99.1 - Page 29

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 10 – COMMITMENTS AND CONTINGENCIES (Continued)

The following off-balance-sheet instruments were outstanding whose contract amounts represent credit risk at December 31:

	2005	2004
Commitments to extend credit	$580,000	$11,750,000
Unfunded commitments under lines of credit	$13,985,000	$2,730,000
Standby letters of credit	$1,054,000	$1,363,000

Operating Leases

The Bank leases its facilities under noncancelable leases expiring through 2010. The leases are subject to annual rent increases. Rent expense for the years ended December 31, 2005 and 2004 was $505,800 and $354,146, respectively. The future minimum payments on these leases at December 31, 2005 are as follows:

Year Ending December 31,

2006	$341,886
2007	350,122
2008	227,768
2009	166,192
2010	13,883
Total	$1,099,851

An irrevocable standby letter of credit has been issued by Independent Bankers Bank to the Bank in order to secure the lease of the branch premises. As of December 31, 2005 and 2004, the balance of the irrevocable standby letter of credit was $125,000 and $150,000, respectively.

NOTE 11 – FINANCIAL INSTRUMENTS

At December 31, 2005 and 2004, the estimated fair values of the Bank’s financial instruments are approximately as follows:

	Carrying Amount	Fair Value
December 31, 2005:
Financial assets:
Cash and equivalents	$2,137,000	$2,137,000
Securities available for sale	508,000	508,000
Securities held to maturity	33,153,000	32,215,000
Loan, net	81,397,000	80,512,000
Federal Home Loan Bank stock	242,000	242,000
Accrued interest receivable	663,000	663,000

Financial liabilities:
Deposits	100,885,000	99,684,000
Federal funds purchased	2,600,000	2,600,000
Securities sold under agreements to repurchase	6,357,000	6,357,000
Accrued interest payable	72,000	72,000

Exhibit 99.1 - Page 30

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 11 – FINANCIAL INSTRUMENTS (Continued)

	Carrying Amount	Fair Value
December 31, 2004:
Financial assets:
Cash and equivalents	$1,454,000	$1,454,000
Securities available for sale	530,000	530,000
Securities held to maturity	26,036,000	25,677,000
Loan, net	89,270,000	88,818,000
Federal Home Loan Bank stock	546,000	546,000
Accrued interest receivable	537,000	537,000

Financial liabilities:
Deposits	89,203,000	89,504,000
Federal funds purchased	5,900,000	5,900,000
Securities sold under agreements to repurchase	7,651,000	7,651,000
Federal Home Loan Bank advance	7,500,000	7,500,000
Accrued interest payable	47,000	47,000
Accrued interest receivable	457,000	457,000

NOTE 12 – REGULATORY MATTERS

The Bank is limited in the amount of cash dividends that may be paid. The amount of cash dividends that may be paid is based on the Bank’s net earnings of the current year combined with the Bank’s retained earnings of the preceding two years, as defined by state banking regulations. However, for any dividend declaration, the Bank must consider additional factors such as the amount of current period net earnings, asset quality, capital adequacy and economic conditions. It is likely that these factors would further limit the amount of dividend which the Bank could declare. In addition, bank regulators have the authority to prohibit banks from paying dividends if they deem such payment to be an unsafe or unsound practice.

The Bank is subject to various regulatory capital requirements administered by the regulatory authorities. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaking, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2005, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2005, the most recent notification from Regulatory Authorities categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action provisions of the Federal Deposit Insurance Corporation Rules and Regulations. To be categorized as well capitalized, the Bank must maintain minimum total risk-based Tier 1 risk-based and Tier 1 leverage rations as set forth in the table. There were no conditions or events since the notification that management believes have changed the Bank’s category.

Exhibit 99.1 - Page 31

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 12 – REGULATORY MATTERS (Continued)

The Bank’s actual capital amounts and percentages are also presented in the table ($ in thousands):

	Actual		Required for Capital Adequacy Purposes		Required to be Categorized as Well Capitalized Under Prompt Corrective Action Provisions		Minimum Established by the FDIC in Accordance with Order
	Amount	%	Amount	%	Amount	%	Amount	%

As of December 31, 2005:
Total Capital to Risk- Weighted Assets	$10,740	13.35%	$6,435	8.00%	$8,044	10.00%	$9,652	12.00%
Tier 1 Capital to Risk- Weighted Assets	9,724	12.09	3,217	4.00	4,826	6.00	8,044	10.00
Tier 1 Capital to Average Assets	9,724	8.25	3,538	3.00	5,896	5.00	8,255	7.00

As of December 31, 2004:
Total Capital to Risk- Weighted Assets	$10,817	13.02%	$6,648	8.00%	$8,310	10.00%	$9,970	12.00%
Tier 1 Capital to Risk- Weighted Assets	9,970	12.00	3,324	4.00	4,986	6.00	8,308	10.00
Tier 1 Capital to Average Assets	9,970	8.10	3,692	3.00	6,153	5.00	5,816	7.00

NOTE 13 – RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Bank accepts deposits from and makes loans to principal officers and directors and their affiliates. The loans are on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time of the loan origination for comparable transactions with nonaffiliated persons. In the ordinary course of business, the Bank has granted loans to principals officers and directors and their affiliates. Those loans and deposits are summarized as follows:

	2005	2004
Beginning loan balance	$—	$149,500
Additions	—	1,200,000
Repayments	—	(1,349,500)
Ending loan balance	$—	$—
Deposits at end of year	$7,964,579	$9,654,954

Interest income on loans to related parties amounted to approximately $24,000 for the year ended December 31, 2004. There was no interest income on loans to related parties for the year ended December 31, 2005. Interest expense on deposits from related parties was approximately $174,000 and $69,000 for the years ended December 31, 2005 and 2004, respectively.

Exhibit 99.1 - Page 32

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 14 – CONCENTRATION OF CREDIT RISK

Credit risk represents the maximum accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted and any collateral or security proved to be of no value. Concentrations of credit risk (whether on or off-balance sheet) arising from financial instruments exist in relation to certain groups of customers. A group concentration arises when a number of counterparties have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The Bank does not have a significant exposure to any individual customer or counterparty.

Most of the Bank’s business activity is with customers located within its primary market area, which generally includes Miami-Dade County, Florida. This market area does not depend heavily on any particular industry.

At various times during the year, the Bank has maintained deposits with other financial institutions in excess of amounts received. The exposure to the Bank from these transactions is solely dependent upon daily balances and the financial strength of the respective institution.

NOTE 15 – PROFIT SHARING PLAN

The Bank sponsors a 401(k) profit sharing plan which is available to all employees electing to participate after meeting certain length of service requirements. The Bank’s contributions to the profit sharing plan are discretionary and are determined annually. No contributions were made for the years ending December 31, 2005 and 2004.

Exhibit 99.1 - Page 33